FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012

Commission File No. 333-168413

ON-AIR IMPACT, INC.
 (Exact name of small business issuer as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or Organization)	27-2692640 (I.R.S. Employer Identification No.)

130 Maple Avenue, Suite 6D, Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (732) 530-7300

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Philip Magri, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Direct Dial: (954) 303-8027
Telephone: (732) 530-9007
Fax: (732) 530-9008
PhilMagri@SourlisLaw.com
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On-Air Impact, Inc., a Nevada corporation (the “Company”) is filing this Amendment No. 1 to its Form 8-K originally filed on January 9, 2012 to file Exhibit 16.1 required under Item 4.01 of Form 8-K and Item 304 of Regulation S-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm.

As previously reported by the Company on a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 9, 2012 (the “Original Filing”), on January 3, 2012, the  Company dismissed Berman & Company, P.A. as the Company’s independent registered public accounting firm (“Berman”), effective as of that date.  The Board of Directors of the Company approved of the dismissal on January 3, 2012

The Company had provided Berman with a copy of the Original Filing and requested that Berman furnish it with a letter addressed to the Commission stating whether or not they agree with the statements in the Original Filing regarding Berman. The Company received the requested letter from Berman on January 10, 2012 and is filing this Form 8-K/A to file such letter as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter from Berman & Company, P.A. dated January 10, 2012

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.
ON-AIR IMPACT, INC.

Date: January 10, 2012	By: /s/ DOROTHY WHITEHOUSE
Name: Dorothy Whitehouse Title: Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)